Exhibit 99.1

MISCOR Group Announces End of “Go-Shop” Period

MASSILLON, OH – April 22, 2013 – MISCOR Group, Ltd. (OTCQB: MIGL) (“MISCOR”) today announced the expiration of the 30-day “go-shop” period pursuant to the terms of the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 13, 2013, by and among MISCOR, Integrated Electrical Services, Inc. (“IES”) and IES Subsidiary Holdings, Inc. (“Merger Sub”).

Under the Merger Agreement, MISCOR had the right to solicit acquisition proposals from third parties for a 30-day period ending 12:01 am on April 13, 2013. During the “go-shop” period, Western Reserve Partners LLC, MISCOR’s financial advisor, contacted numerous potential acquirers that MISCOR and Western Reserve believed might have been interested in acquiring MISCOR. MISCOR did not receive any alternative acquisition proposals prior to the expiration of the “go-shop” period.

About MISCOR Group, Ltd.

MISCOR, through its subsidiaries, provides electrical and mechanical solutions to customers both in the United States and abroad. The company operates in two segments, Industrial Services and Rail Services. For more information about MISCOR, please visit www.miscor.com.

Forward-Looking Statements

Information set forth in this press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect MISCOR’s and IES’ expectations regarding future events. The forward-looking statements involve substantial risks and uncertainties that could significantly affect expected results, and actual future results and stockholder values of MISCOR, IES, and the combined company could differ materially from those described in these statements. Such forward-looking statements include, but are not limited to, statements about the expected value of the merger consideration, the benefits of the business combination transaction involving MISCOR and IES, including future financial and operating results, accretion to IES’ earnings per share arising from the transaction, the expected amount and timing of cost savings and operating synergies, whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s business strategy, plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to consummate the merger; the inability to achieve, or difficulties and delays in achieving, synergies and cost savings relating to the merger; difficulties and delays in obtaining consents and approvals, including shareholder approvals, that are conditions to the completion of the merger; the ability of MISCOR and IES to enter into, and the terms of, future contracts; the impact of governmental laws and regulations; the adequacy of sources of liquidity; the ability of IES to retain certain employees key to the ongoing success of the combined company and the availability of other skilled personnel; the effect of litigation, claims and contingencies; the inability to carry out plans and strategies as expected; future capital expenditures and refurbishment, repair and upgrade costs; delays in refurbishment and upgrade projects; the sufficiency of funds for required capital expenditures, working capital and debt service; liabilities under laws and regulations protecting the environment; the impact of a material adverse effect on either company; and the impact of purchase accounting. Additional factors that may affect future results are contained in MISCOR’s and IES’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site http://www.sec.gov. MISCOR and IES disclaim any duty to update and revise statements contained in these materials based on new information or otherwise.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

Important Information for Investors and Security Holders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. MISCOR and IES will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of MISCOR and IES that also will constitute a prospectus of IES regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MISCOR AND IES ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING IES, MISCOR AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to the holders of common stock of MISCOR and IES seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by IES and MISCOR with the SEC at the SEC’s web site at www.sec.gov. You may also read and copy any reports, statements or other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for additional information on its public reference room.

The joint proxy statement/prospectus and such other documents (relating to MISCOR) may also be obtained from MISCOR for free (when available) from MISCOR’s web site at www.miscor.com or by directing a request to: MISCOR Group, Ltd., 800 Nave Rd., SE, Massillon, Ohio 44646, Attention: Investor Relations, or by phone at (330) 830-3500. The joint proxy statement/prospectus and such other documents (relating to IES) may also be obtained from IES for free (when available) from IES’ web site at www.ies-corporate.com or by directing a request to: Integrated Electrical Services, Inc., 5433 Westheimer Road, Suite 500, Houston, Texas 77056, Attention: Investor Relations, or by phone at (713) 860-1500.

Participants in the Solicitation

MISCOR, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from MISCOR’s stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction will be contained in the joint proxy statement/prospectus when it is filed with the SEC.

IES, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from IES’ stockholders in connection with the proposed transaction. Information regarding such persons and a description of their interests in the proposed transaction will be contained in the joint proxy statement/prospectus when it is filed with the SEC.

Contacts:

Michael Moore, CEO

MISCOR Group, Ltd.

(330) 830-3501

James Lindstrom, CEO

Integrated Electrical Services, Inc.

(203) 992-1111

Phil Denning, ICR Inc.

phil.denning@icrinc.com

(203) 682-8246